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                [LARSON, ALLEN, WEISHAIR & CO., LLP LETTERHEAD]

                                                                    Exhibit 23.5


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Pegasus Communications Corporation on Form S-4 (file no. 333-40205) of our report relating to the balance sheet of Northern Electric Service Corporation DBA: Northern Horizons as of December 31, 1996, and the related statement of operations and accumulated deficit and statement of cash flows for the year then ended, which appears in the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed October 31, 1997). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                          /s/ LARSON, ALLEN, WEISHAIR & CO., LLP
                                          --------------------------------------
                                          LARSON, ALLEN, WEISHAIR & CO., LLP



Brainerd, Minnesota
January 12, 1998